Exhibit 99.1

Transphorm Reports Third Quarter 2020 Results
and Continued Progress Across Business

GOLETA, Calif.—November 10, 2020—Transphorm, Inc. (“Transphorm” or the “Company”) (OTCQB: TGAN) —a pioneer in and global supplier of high reliability, high performance gallium nitride (GaN) power conversion products—today announced financial results for the third quarter ended September 30, 2020.

Recent Business Highlights
•Secured new volume order with strategic adapter customer
•Announced latest high voltage GaN quality and reliability (Q+R) data, including FIT rate of <1 failure per billion hours on more than 10 billion field hours of operation
•Released second 900 V GaN Power FET device to production, for broad industrial and renewable energy applications
•Released 4 kW analog-controlled bridgeless totem-pole GaN evaluation board for phase AC-to-DC power conversion solutions

“We continued to execute on our plans and make notable progress on our product development and design win traction during the third quarter, despite the challenging environment,” said Mario Rivas, Transphorm’s CEO. “We have expanded our pipeline of customer engagements in the fast charging power adapter market and also broadened our portfolio of high-voltage GaN power conversion devices, all of which continue to demonstrate excellent reliability in the field. We believe Transphorm’s strong patent and product portfolio, partnerships and government programs uniquely position the Company for meaningful growth in the coming year.”

Third Quarter of 2020 Results
Revenue was $1.9 million in the third quarter, compared to $1.0 million in the third quarter of 2019 and $6.3 million in the second quarter of 2020, which included $5.0 million in licensing revenue. For the first nine months of 2020, revenue was $9.4 million as compared to $2.0 million in the prior year period.

Operating expenses were $4.3 million in the third quarter, compared to $4.2 million in the prior quarter and $3.9 million in the third quarter of 2019. Third quarter 2020 operating expenses consisted of R&D expenses of $1.1 million and SG&A expenses of $3.2 million.

Net loss for the third quarter of 2020 was ($6.7) million, or ($0.19) per share, compared to a net loss of ($2.3) million, or ($0.06) per share, in the prior quarter and a net loss of ($5.4) million, or ($0.19) per share, in the third quarter of 2019. For the first nine months of 2020, net loss improved to ($13.2) million, or ($0.39) per share, from ($17.7) million, or ($0.63) per share, in the same period of 2019.

Cash and equivalents as of September 30, 2020 were $4.4 million, compared to $9.4 million as of June 30, 2020.

Conference Call
Transphorm will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the Company’s third quarter results and provide a business update. The conference call will be webcast live over the Internet with an associated slide presentation, which can be accessed by all interested parties in the Investor Relations section of Transphorm’s website at www.transphormusa.com. Investors and analysts may also join the conference call by dialing 1-833-529-0218 and providing the conference ID 4159235. For those unable to attend the live webcast, a replay and the supporting presentation materials will be available on the day of the conference call and for approximately 90 days in the Investor Relations section of the Company’s website. Additionally, a telephone replay of the conference call will be available approximately two hours after the conclusion of the call and through November 17, 2020. The telephone replay can be accessed by dialing +1-416-621-4642 and entering the conference ID 4159235.

About Transphorm
Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations are moving power electronics beyond the limitations of silicon to achieve over 99% efficiency, 40% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company’s technology and product offerings, industry acceptance of GaN technology, and the Company’s pipeline and future anticipated growth. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: risks related to Transphorm’s operations, such as additional financing requirements and access to capital; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Shelton Group
Brett Perry | Leanne Sievers
1-214-272-0070 | 1-949-224-3874
sheltonir@sheltongroup.com

Company Contact:
Cameron McAulay
Chief Financial Officer
1-805-456-1300 ext. 140
cmcaulay@transphormusa.com

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	September 30, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$4,369	$2,875
Accounts receivable, net, including related parties	1,125	709
Inventory	1,372	990
Prepaid expenses and other current assets	1,743	783
Total current assets	8,609	5,357
Property and equipment, net	1,432	1,770
Goodwill	1,362	1,325
Intangible assets, net	1,062	1,313
Other assets	401	497
Total assets	$12,866	$10,262

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$2,687	$2,383
Deferred revenue	178	—
Development loan	10,000	5,000
Revolving credit facility, including accrued interest	10,153	10,458
Unfunded commitment to joint venture	1,684	1,688
Accrued payroll and benefits	1,325	1,159
Total current liabilities	26,027	20,688
Development loans, net of current portion	—	10,000
Promissory note	16,327	16,169
Total liabilities	42,354	46,857
Commitments and contingencies
Convertible preferred stock:
Series 1, $0.0001 par value; no shares authorized, issued and outstanding as of September 30, 2020; 12,438,704 shares authorized and 12,433,953 shares issued and outstanding as of December 31, 2019	—	39,658
Series 2, $0.0001 par value; no shares authorized, issued and outstanding as of September 30, 2020; 7,507,699 shares authorized and 7,499,996 shares issued and outstanding as of December 31, 2019	—	30,000
Series 3, $0.0001 par value; no shares authorized, issued and outstanding as of September 30, 2020; 4,000,000 shares authorized, issued and outstanding as of December 31, 2019	—	16,000
Total convertible preferred stock	—	85,658

Stockholders’ deficit:
Common stock, $0.0001 par value; 750,000,000 shares authorized and 35,266,496 shares issued and outstanding as of September 30, 2020; 29,012,034 shares authorized and 4,220,998 shares issued and outstanding as of December 31, 2019	4	—
Additional paid-in capital	128,385	22,404

Accumulated deficit	(157,112)	(143,915)
Accumulated other comprehensive loss	(765)	(742)
Total stockholders’ deficit	(29,488)	(122,253)
Total liabilities, convertible preferred stock and stockholders’ deficit	$12,866	$10,262

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue, net, including related parties	$1,929	$994	$9,358	$2,011
Operating expenses:
Cost of goods sold	2,043	1,625	4,746	4,211
Research and development	1,071	2,041	4,131	6,245
Sales and marketing	547	572	1,593	2,098
General and administrative	2,688	1,270	7,838	4,015
Total operating expenses	6,349	5,508	18,308	16,569
Income (loss) from operations	(4,420)	(4,514)	(8,950)	(14,558)
Interest expense	191	191	569	567
Loss in joint venture	1,943	777	5,218	3,004
Changes in fair value of promissory note	709	17	46	101
Other income, net	(523)	(53)	(1,586)	(513)
Loss before tax expense	(6,740)	(5,446)	(13,197)	(17,717)
Tax expense	—	—	—	—
Net loss	$(6,740)	$(5,446)	$(13,197)	$(17,717)

Net loss per share - basic and diluted	$(0.19)	$(0.19)	$(0.39)	$(0.63)
Weighted average common shares outstanding - basic and diluted	35,156,918	28,153,555	34,072,176	28,153,555

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(13,197)	$(17,717)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory write-off	274	—
Depreciation and amortization	632	920
Bad debt expense	146
Licensing revenue from a related party	(5,000)
Stock-based compensation	820	435
Interest cost	(193)	455
Loss in joint venture	5,218	3,004
Changes in fair value of promissory note	46	101
Changes in operating assets and liabilities:
Accounts receivable	(562)	(45)
Inventory	(656)	(288)
Prepaid expenses and other current assets	(965)	(236)
Other assets	96	(51)
Accounts payable and accrued expenses	304	(766)
Deferred revenue	178	3,000
Accrued payroll and benefits	166	(136)
Net cash used in operating activities	(12,693)	(11,324)
Cash flows from investing activities:
Purchases of property and equipment	(46)	(155)
Investment in joint venture	(5,327)	(1,696)
Net cash used in investing activities	(5,373)	(1,851)
Cash flows from financing activities:
Proceeds from development loans	—	13,000
Proceeds from stock option exercise	32	—
Payment for repurchase of common stock	(211)	—
Loan repayment	(50)	—
Proceeds from issuance of common stock, net of offering cost	19,741	—
Net cash provided by financing activities	19,512	13,000
Effect of foreign exchange rate changes on cash and cash equivalents	48	17
Net increase (decrease) in cash and cash equivalents	1,494	(158)
Cash and cash equivalents at beginning of period	2,875	3,069
Cash and cash equivalents at end of period	$4,369	$2,911

Supplemental disclosures of cash flow information:
Interest expense paid	$762	$496
Supplemental non-cash financing activity:
Development loan reduction related to licensing revenue	$5,000	$—